FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS FULLY DILUTED EPS UP 29.4% OVER SAME QUARTER LAST YEAR
Loans up 11.6% over same quarter last year

NASHVILLE, Tenn., Jan. 21, 2014 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported net income per diluted common share of $0.44 for the quarter ended Dec. 31, 2013, compared to net income per diluted common share of $0.34 for the quarter ended Dec. 31, 2012, an increase of 29.4 percent. Net income per diluted common share was $1.67 for the year ended Dec. 31, 2013, compared to net income per diluted common share of $1.10 for the year ended Dec. 31, 2012, an increase of 51.8 percent.
Included in 2013 results were net reductions approximating $0.05 in earnings per share consisting of an $877,000 charge due to a Federal Home Loan Bank advance restructuring in the first quarter of 2013 and $1.47 million in net losses on sales of investment securities that occurred during the first three quarters of 2013.
"Our 2013 results represent another remarkable year for our shareholders and associates," said M. Terry Turner, Pinnacle's president and chief executive officer. "Loans increased more than $432 million during 2013, an 11.6 percent increase over last year. Our fourth quarter 2013 average noninterest bearing deposit balances increased 20.5 percent from last year's fourth quarter average balances, indicating that our deposit franchise continues to grow and gain momentum in two very attractive banking markets. We had a very successful recruiting year as we attracted several of the best bankers and investment professionals to our firm in 2013. Lastly, we initiated our quarterly cash dividend program in the fourth quarter of 2013. All of these factors give me great confidence in our ability to accomplish our targeted growth and profitability objectives in 2014 while continuing to enhance shareholder value."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Loans at Dec. 31, 2013 were a record $4.144 billion, an increase of $432.3 million from Dec. 31, 2012, reflecting year-over-year growth of 11.6 percent. Loan growth during the fourth quarter was $175.2 million compared to $43.9 million in the third quarter of 2013 and $187.0 million in the same quarter last year.
•	Average balances of noninterest bearing deposit accounts were $1.179 billion in the fourth quarter of 2013, up 7.2 percent from the third quarter of 2013 and up 20.5 percent over the same quarter last year.
•	Revenues (excluding securities gains and losses) for the quarter ended Dec. 31, 2013 were a record $57.5 million, an increase from $57.4 million in the third quarter of 2013 and up 7.7 percent over the $53.4 million for the same quarter last year.
•	The firm's efficiency ratio for the quarter ended Dec. 31, 2013 was 56.8 percent compared to 59.5 percent in the third quarter of 2013 and 63.0 percent for the same quarter last year.

"I continue to be very impressed with the effectiveness of our client contact associates," Turner said. "Their ability to know and meet the needs of their current clients as well as attract new clients is providing the kind of operating leverage necessary to achieve our long-term profitability targets. Despite an economic landscape that yields only modest opportunities for net loan growth, we continue to take market share from larger competitors and believe that will be the case throughout 2014 as these associates continue to build their books of business in Nashville and Knoxville."

OTHER FOURTH QUARTER 2013 HIGHLIGHTS:
•	Revenue growth
o
Net interest income for the quarter ended Dec. 31, 2013 was $45.0 million, compared to $44.6 million in the third quarter of 2013 and $42.2 million for the fourth quarter of 2012. Net interest income for the fourth quarter of 2013 was up 6.5 percent year-over-year and is at its highest quarterly level since the firm's founding in 2000.

▪
Consistent with previously disclosed expectations, the firm's net interest margin decreased to 3.70 percent for the quarter ended Dec. 31, 2013, down from 3.72 percent last quarter and 3.80 percent for the quarter ended Dec. 31, 2012.

o	Noninterest income for the quarter ended Dec. 31, 2013 was $12.5 million, compared to $11.4 million for the third quarter of 2013 and $13.1 million for the same quarter last year. Excluding securities gains and losses in each period, noninterest income was up 12.3 percent over the same quarter last year.
▪
Wealth management revenues, which include investment services, insurance and trust fees, were $4.40 million during the fourth quarter of 2013, compared to $3.91 million during the third quarter of 2013 and $3.96 million during the fourth quarter of 2012.

▪	Gains on mortgage loans sold, net of commissions, were $1.11 million during the fourth quarter of 2013, compared to $1.33 million during the third quarter of 2013 and $1.77 million during the fourth quarter of 2012.
▪	Other noninterest income for the fourth quarter of 2013 increased by $1.47 million over the fourth quarter of 2012.

"We are pleased that 2013 total revenues grew 7.7 percent over 2012," said Harold R. Carpenter, Pinnacle's chief financial officer. "Given that our revenue growth is all organic, we believe that increase will compare favorably to other peer banks. Also, primarily due to our ability to produce meaningful net loan growth, we continued our track record for growing net interest income despite some shrinkage in the net interest margin. That said, we believe our net interest margin should remain between 3.70 and 3.80 percent in 2014."

•	Noninterest and income tax expense
o
Noninterest expense for the year ended Dec. 31, 2013 was $129.3 million, compared to $138.2 million for the prior year. Noninterest expense for 2013, excluding other real estate expenses and FHLB restructuring charges, was $125.3 million, representing only a 0.6 percent increase over 2012. Noninterest expense for the quarter ended Dec. 31, 2013 was $32.6 million, compared to $33.3 million in the third quarter of 2013 and $34.9 million in the fourth quarter of 2012.

▪	Salaries and employee benefits costs were up from the third quarter of 2013 by approximately $485,000 and by $1.94 million from the fourth quarter of 2012.
▪	Other real estate expenses were $302,000 in the fourth quarter of 2013, compared to $700,000 in the third quarter of 2013 and $1.36 million in the fourth quarter of 2012.
o
Income tax expense was $7.27 million for the fourth quarter of 2013, compared to $7.31 million in the third quarter of 2013 and $6.28 million in the fourth quarter of 2012. The effective tax rate for 2013 is 32.8 percent compared to 33.0 percent in 2012.

"We are pleased to report that our expenses, excluding other real estate expenses and FHLB restructuring charges, ended the year at $125.3 million, representing only a 0.6 percent increase over 2012, further validating our ability to grow our revenues without significant incremental costs," Carpenter said. "This represents a significant effort by the operational leaders and associates throughout our firm. As we move forward into 2014, as has been our strategy for the past two years, we will remain diligent on expense containment while continuing to focus on growing the core revenue capacity of our firm.

"We expect our expense base in 2014 to increase slightly over our fourth quarter run rate due to the usual merit raises that occur in the first part of each year. Also, we intend to continue hiring new revenue-producing associates in 2014, as we have throughout the history of the firm. We believe we have built a very effective platform going into 2014 that should allow our firm to achieve an enhanced level of profitability, consistently operating within or better than the target ranges for each of the key operating metrics we began discussing two years ago."

•	Asset Quality
o	Nonperforming assets declined by $2.10 million from Sept. 30, 2013, a linked-quarter reduction of 5.92 percent and the 14th consecutive quarterly reduction. Nonperforming assets were 0.80 percent of total loans and ORE at Dec. 31, 2013, compared to 1.11 percent at Dec. 31, 2012 and 0.89 percent at Sept. 30, 2013.
o	Classified assets as a percentage of Pinnacle Bank's Tier 1 capital plus allowance were 18.5 percent at Dec. 31, 2013, compared to 20.6 percent at Sept. 30, 2013 and 29.4 percent at Dec. 31, 2012.
o	Allowance for loan losses represented 1.64 percent of total loans at Dec. 31, 2013, compared to 1.70 percent at Sept. 30, 2013 and 1.87 percent at Dec. 31, 2012. The ratio of the allowance for loan losses to nonperforming loans increased to 373.8 percent at Dec. 31, 2013, from 336.6 percent at Sept. 30, 2013 and 304.2 percent at Dec. 31, 2012.
▪	Net charge-offs were $1.54 million for the quarter ended Dec. 31, 2013, compared to $2.10 million for the third quarter of 2013 and $2.16 million for the quarter ended Dec. 31, 2012. Annualized net charge-offs for the quarter ended Dec. 31, 2013 were 0.15 percent compared to 0.24 percent for the quarter ended Dec. 31, 2012. Net charge-offs for the year ended Dec. 31, 2013 were 0.24 percent.
▪	Provision for loan losses decreased from $2.49 million for the fourth quarter of 2012 to $2.23 million for the fourth quarter of 2013.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 22, 2014 to discuss fourth quarter 2013 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to $5.6 billion in assets at Dec. 31, 2013. At Dec. 31, 2013, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and four offices in Knoxville. Additionally, Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2013 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the best bank to work for in the country.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than Nashville or Knoxville; (xii) a merger or acquisition; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) approval of the declaration of any dividend by Pinnacle Financial's board of directors and, (xix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2013 and Pinnacle Financial's quarterly report on Form 10-Q filed with the Securities and Exchange Commission in 2013.  Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2013	December 31, 2012
ASSETS
Cash and noninterest-bearing due from banks	$79,785,004	$51,946,542
Interest-bearing due from banks	124,509,486	111,535,083
Federal funds sold and other	4,644,247	1,807,044
Cash and cash equivalents	208,938,737	165,288,669

Securities available-for-sale, at fair value	693,456,314	706,577,806
Securities held-to-maturity (fair value of $38,817,467 and $583,212 at
December 31, 2013 and 2012, respectively)	39,795,649	574,863
Mortgage loans held-for-sale	12,850,339	41,194,639

Loans	4,144,493,486	3,712,162,430
Less allowance for loan losses	(67,969,693)	(69,417,437)
Loans, net	4,076,523,793	3,642,744,993

Premises and equipment, net	72,649,574	75,804,895
Other investments	33,226,195	26,962,890
Accrued interest receivable	15,406,389	14,856,615
Goodwill	243,651,006	244,040,421
Core deposit and other intangible assets	3,840,750	5,103,273
Other real estate owned	15,226,136	18,580,097
Other assets	148,210,975	98,819,455
Total assets	$5,563,775,857	$5,040,548,616

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,167,414,487	$985,689,460
Interest-bearing	884,294,802	760,786,247
Savings and money market accounts	1,962,714,398	1,662,256,403
Time	519,049,037	606,455,873
Total deposits	4,533,472,724	4,015,187,983
Securities sold under agreements to repurchase	70,465,326	114,667,475
Federal Home Loan Bank advances	90,637,328	75,850,390
Subordinated debt and other borrowings	98,658,292	106,158,292
Accrued interest payable	792,703	1,360,598
Other liabilities	46,041,823	48,252,519
Total liabilities	4,840,068,196	4,361,477,257

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 90,000,000 shares authorized; 35,221,941 shares and 34,696,597
shares issued and outstanding at December 31, 2013 and 2012, respectively	35,221,941	34,696,597
Additional paid-in capital	550,212,135	543,760,439
Retained earnings	142,298,199	87,386,689
Accumulated other comprehensive (loss) income, net of taxes	(4,024,614)	13,227,634
Stockholders' equity	723,707,661	679,071,359
Total liabilities and stockholders' equity	$5,563,775,857	$5,040,548,616

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income:
Loans, including fees	$42,811,184	$41,705,546	$169,252,739	$160,036,709
Securities
Taxable	3,644,318	3,574,460	14,504,464	16,931,417
Tax-exempt	1,636,905	1,604,162	6,378,345	6,576,701
Federal funds sold and other	312,119	318,900	1,146,867	1,876,731
Total interest income	48,404,526	47,203,068	191,282,415	185,421,558

Interest expense:
Deposits	2,644,630	3,730,199	11,721,387	16,842,852
Securities sold under agreements to repurchase	34,535	85,094	238,775	455,499
Federal Home Loan Bank advances and other borrowings	756,896	1,144,741	3,423,617	5,258,749
Total interest expense	3,436,061	4,960,034	15,383,779	22,557,100
Net interest income	44,968,465	42,243,034	175,898,636	162,864,458
Provision for loan losses	2,225,114	2,487,938	7,856,522	5,568,830
Net interest income after provision for loan losses	42,743,351	39,755,096	168,042,114	157,295,628

Noninterest income:
Service charges on deposit accounts	2,739,076	2,622,709	10,557,528	9,917,754
Investment services	2,394,735	2,050,708	8,038,425	6,984,970
Insurance sales commissions	1,014,720	1,045,459	4,537,150	4,461,404
Gain on mortgage loans sold, net	1,113,000	1,768,428	6,243,411	6,698,618
Investment gains and losses on sales and impairments, net	-	1,987,872	(1,466,475)	2,150,605
Trust fees	991,162	863,234	3,747,241	3,195,950
Other noninterest income	4,235,528	2,769,456	15,446,298	9,987,335
Total noninterest income	12,488,221	13,107,866	47,103,578	43,396,636

Noninterest expense:
Salaries and employee benefits	21,494,178	19,556,285	82,646,967	78,056,564
Equipment and occupancy	5,543,380	5,202,436	21,273,454	20,420,333
Other real estate expense	302,267	1,364,495	3,113,046	11,544,067
Marketing and other business development	1,140,233	1,276,050	3,638,941	3,635,810
Postage and supplies	559,362	562,805	2,249,950	2,379,730
Amortization of intangibles	246,676	683,430	1,262,524	2,738,994
Other noninterest expense	3,350,488	6,205,765	15,076,332	19,389,368
Total noninterest expense	32,636,584	34,851,266	129,261,214	138,164,866
Income before income taxes	22,594,988	18,011,696	85,884,478	62,527,398
Income tax expense	7,274,394	6,281,538	28,158,277	20,643,517
Net income	15,320,594	11,730,158	57,726,201	41,883,881
Preferred dividends	-	-	-	1,660,868
Accretion on preferred stock discount	-	-	-	2,153,172
Net income available to common stockholders	$15,320,594	$11,730,158	$57,726,201	$38,069,841

Per share information:
Basic net income per common share available to common stockholders	$0.45	$0.35	$1.69	$1.12
Diluted net income per common share available to common stockholders	$0.44	$0.34	$1.67	$1.10

Weighted average shares outstanding:
Basic	34,355,691	33,960,664	34,200,770	33,899,667
Diluted	34,765,424	34,527,479	34,509,261	34,487,808

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2013	2013	2013	2013	2012	2012

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,383,435	1,326,838	1,308,873	1,278,639	1,178,196	1,167,136
Consumer real estate - mortgage loans	695,616	687,259	697,490	675,632	679,927	680,890
Construction and land development loans	316,191	319,973	298,509	306,433	313,552	312,788
Commercial and industrial loans	1,605,547	1,513,632	1,504,086	1,403,428	1,446,577	1,279,050
Consumer and other	143,704	121,600	116,407	108,232	93,910	85,300
Total loans	4,144,493	3,969,302	3,925,365	3,772,364	3,712,162	3,525,164
Allowance for loan losses	(67,970)	(67,280)	(68,695)	(69,411)	(69,417)	(69,092)
Securities	733,252	743,885	727,889	724,004	707,153	739,280
Total assets	5,563,776	5,391,201	5,373,168	5,070,935	5,040,549	4,871,386
Noninterest-bearing deposits	1,167,414	1,138,421	1,098,887	977,496	985,689	844,480
Total deposits	4,533,473	4,333,543	4,096,578	3,902,895	4,015,188	3,719,287
Securities sold under agreements to repurchase	70,465	84,032	117,346	129,100	114,667	134,787
FHLB advances	90,637	115,671	325,762	200,796	75,850	190,887
Subordinated debt and other borrowings	98,658	99,283	99,908	105,533	106,158	106,783
Total stockholders' equity	723,708	712,216	696,569	691,434	679,071	672,824

Balance sheet data, quarterly averages:
Total loans	$3,981,214	3,932,218	3,845,476	3,681,686	3,580,056	3,488,736
Securities	731,651	739,625	745,969	714,104	719,861	766,547
Total earning assets	4,903,233	4,825,552	4,710,534	4,513,273	4,493,216	4,379,742
Total assets	5,388,371	5,313,003	5,210,600	4,992,018	4,964,521	4,860,394
Noninterest-bearing deposits	1,179,340	1,100,532	1,012,718	952,853	978,366	799,508
Total deposits	4,407,806	4,198,779	3,963,393	3,949,742	3,883,423	3,705,672
Securities sold under agreements to repurchase	85,096	110,123	129,550	130,740	142,333	136,918
FHLB advances	42,012	181,392	293,581	98,989	124,781	214,271
Subordinated debt and other borrowings	100,030	100,995	102,573	106,777	108,489	112,406
Total stockholders' equity	722,919	705,275	699,559	688,241	680,383	669,673

Statement of operations data, for the three months ended:
Interest income	$48,405	48,177	47,544	47,156	47,203	46,441
Interest expense	3,436	3,604	3,945	4,398	4,960	5,509
Net interest income	44,969	44,573	43,599	42,758	42,243	40,932
Provision for loan losses	2,225	685	2,774	2,172	2,488	1,413
Net interest income after provision for loan losses	42,744	43,888	40,825	40,586	39,755	39,519
Noninterest income	12,488	11,387	11,326	11,902	13,108	10,430
Noninterest expense	32,636	33,323	30,862	32,440	34,851	33,578
Income before taxes	22,597	21,952	21,289	20,048	18,012	16,371
Income tax expense	7,274	7,305	6,978	6,600	6,282	5,022
Net income	$15,321	14,647	14,311	13,448	11,730	11,349

Profitability and other ratios:
Return on avg. assets (1)	1.13%	1.09%	1.10%	1.09%	0.94%	0.93%
Return on avg. equity (1)	8.41%	8.24%	8.21%	7.92%	6.86%	6.74%
Return on avg. tangible equity (1)	12.80%	12.71%	12.72%	12.41%	10.83%	10.76%
Dividend payout ratio (18)	20.40%	-	-	-	-	-
Net interest margin (1) (2)	3.70%	3.72%	3.77%	3.90%	3.80%	3.78%
Noninterest income to total revenue (3)	21.73%	20.35%	20.62%	21.77%	23.68%	20.31%
Noninterest income to avg. assets (1)	0.92%	0.85%	0.87%	0.97%	1.05%	0.85%
Noninterest exp. to avg. assets (1)	2.40%	2.49%	2.38%	2.64%	2.79%	2.75%
Noninterest expense (excluding ORE and FHLB
restructuring charges) to avg. assets (1)	2.38%	2.44%	2.27%	2.51%	2.52%	2.55%
Efficiency ratio (4)	56.80%	59.55%	56.19%	59.35%	62.96%	65.38%
Avg. loans to average deposits	90.32%	93.65%	97.02%	93.21%	92.19%	94.15%
Securities to total assets	13.18%	13.80%	13.55%	14.28%	14.03%	15.18%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2013			December 31, 2012
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$3,981,214	$42,811	4.28%	$3,580,056	$41,706	4.64%
Securities
Taxable	552,960	3,644	2.61%	541,678	3,574	2.63%
Tax-exempt (2)	178,691	1,637	4.85%	178,183	1,604	4.78%
Federal funds sold and other	190,368	313	0.76%	193,299	319	0.77%
Total interest-earning assets	4,903,233	$48,405	3.98%	4,493,216	47,203	4.24%
Nonearning assets
Intangible assets	247,706			249,574
Other nonearning assets	237,432			221,731
Total assets	$5,388,371			$4,964,521

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$812,323	$386	0.19%	$688,196	$558	0.32%
Savings and money market	1,883,788	1,420	0.30%	1,611,639	1,816	0.45%
Time	532,355	839	0.63%	605,222	1,356	0.89%
Total interest-bearing deposits	3,228,466	2,645	0.32%	2,905,057	3,730	0.51%
Securities sold under agreements to repurchase	85,096	35	0.16%	142,333	85	0.24%
Federal Home Loan Bank advances	42,012	103	0.97%	124,781	390	1.24%
Subordinated debt and other borrowings	100,030	653	2.60%	108,489	755	2.77%
Total interest-bearing liabilities	3,455,604	3,436	0.39%	3,280,660	4,960	0.60%
Noninterest-bearing deposits	1,179,340	-	-	978,366	-	-
Total deposits and interest-bearing liabilities	4,634,944	$3,436	0.29%	4,259,026	$4,960	0.46%
Other liabilities	30,508			25,112
Stockholders' equity	722,919			680,383
Total liabilities and stockholders' equity	$5,388,371			$4,964,521
Net interest income		$44,969			$42,243
Net interest spread (3)			3.58%			3.64%
Net interest margin (4)			3.70%			3.80%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2013 would have been 3.68% compared to a net interest spread of 3.78% for the quarter ended December 31, 2012.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2013			December 31, 2012
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$3,861,166	$169,253	4.40%	$3,438,401	$160,037	4.66%
Securities
Taxable	559,702	14,504	2.59%	612,677	16,931	2.76%
Tax-exempt (2)	173,202	6,378	4.91%	182,217	6,577	4.82%
Federal funds sold and other	144,948	1,147	0.93%	155,876	1,877	1.33%
Total interest-earning assets	4,739,018	$191,282	4.10%	4,389,171	$185,422	4.29%
Nonearning assets
Intangible assets	248,291			250,619
Other nonearning assets	240,018			233,764
Total assets	$5,227,327			$4,873,554

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$790,365	$1,928	0.24%	$677,632	$2,800	0.41%
Savings and money market	1,714,154	5,795	0.34%	1,575,174	7,884	0.50%
Time	564,766	3,998	0.71%	644,039	6,158	0.96%
Total interest-bearing deposits	3,069,285	11,721	0.38%	2,896,845	16,842	0.58%
Securities sold under agreements to repurchase	113,742	239	0.21%	134,989	455	0.34%
Federal Home Loan Bank advances	153,912	690	0.45%	202,338	2,237	1.11%
Subordinated debt and other borrowings	102,571	2,733	2.67%	105,131	3,024	2.87%
Total interest-bearing liabilities	3,439,510	15,383	0.45%	3,339,303	22,558	0.68%
Noninterest-bearing deposits	1,062,089	-	-	809,268	-	-
Total deposits and interest-bearing liabilities	4,501,599	$15,383	0.34%	4,148,571	$22,558	0.54%
Other liabilities	21,631			27,933
Stockholders' equity	704,097			697,050
Total liabilities and stockholders' equity	$5,227,327			$4,873,554
Net interest income		$175,899			$162,864
Net interest spread (3)			3.65%			3.61%
Net interest margin (4)			3.77%			3.77%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the twelve months ended December 31, 2013 would have been 3.75% compared to a net interest spread of 3.75% for the twelve months ended December 31, 2012.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2013	2013	2013	2013	2012	2012

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$18,183	19,989	20,561	21,837	22,823	36,571
Other real estate (ORE)	15,226	15,522	15,992	16,802	18,580	21,817
Total nonperforming assets	$33,409	35,511	36,553	38,639	41,403	58,388
Past due loans over 90 days and still
accruing interest	$3,057	-	747	152	-	162
Troubled debt restructurings (5)	$19,647	19,661	20,427	20,667	27,450	24,090
Net loan charge-offs	$1,535	2,100	3,491	2,178	2,163	1,935
Allowance for loan losses to nonperforming loans	373.8%	336.6%	334.1%	317.9%	304.2%	188.9%
As a percentage of total loans:
Past due accruing loans over 30 days	0.31%	0.33%	0.39%	0.23%	0.29%	0.35%
Potential problem loans (6)	1.51%	1.80%	2.11%	2.57%	2.84%	3.13%
Allowance for loan losses	1.64%	1.70%	1.75%	1.84%	1.87%	1.96%
Nonperforming assets to total loans and ORE	0.80%	0.89%	0.93%	1.02%	1.11%	1.65%
Nonperforming assets to total assets	0.60%	0.66%	0.68%	0.76%	0.82%	1.20%
Classified asset ratio (Pinnacle Bank) (8)	18.5%	20.6%	23.3%	26.4%	29.4%	33.4%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.24%	0.27%	0.30%	0.24%	0.29%	0.31%
Avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.5	4.6

Interest rates and yields:
Loans	4.28%	4.33%	4.41%	4.58%	4.64%	4.62%
Securities	3.16%	3.04%	3.03%	3.34%	3.16%	3.19%
Total earning assets	3.98%	4.02%	4.10%	4.30%	4.24%	4.28%
Total deposits, including non-interest bearing	0.24%	0.26%	0.30%	0.35%	0.38%	0.43%
Securities sold under agreements to repurchase	0.16%	0.20%	0.22%	0.24%	0.24%	0.29%
FHLB advances	0.97%	0.38%	0.31%	0.78%	1.24%	1.15%
Subordinated debt and other borrowings	2.60%	2.62%	2.72%	2.72%	2.77%	2.84%
Total deposits and interest-bearing liabilities	0.29%	0.31%	0.35%	0.42%	0.46%	0.53%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.0%	13.2%	13.0%	13.6%	13.5%	13.8%
Leverage	10.9%	10.8%	10.7%	10.8%	10.6%	10.5%
Tier one risk-based	11.8%	12.0%	11.7%	11.7%	11.8%	12.1%
Total risk-based	13.0%	13.2%	12.9%	13.0%	13.0%	13.4%
Tier one common equity to risk-weighted assets	10.1%	10.2%	9.9%	9.9%	9.9%	10.1%
Tangible common equity to tangible assets	9.0%	9.0%	8.8%	9.2%	9.0%	9.2%
Pinnacle Bank ratios:
Leverage	10.5%	10.5%	10.5%	10.7%	10.5%	10.5%
Tier one risk-based	11.3%	11.6%	11.5%	11.6%	11.6%	12.0%
Total risk-based	12.6%	12.9%	12.7%	12.8%	12.9%	13.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2013	2013	2013	2013	2012	2012

Per share data:
Earnings – basic	$0.45	0.43	0.42	0.40	0.35	0.33
Earnings – diluted	$0.44	0.42	0.42	0.39	0.34	0.33
Common dividends per share	$0.08	-	-	-	-	-
Book value per common share at quarter end (9)	$20.55	20.27	19.86	19.74	19.57	19.39
Tangible common equity per common share	$13.52	13.22	12.78	12.64	12.39	12.19

Weighted avg. common shares – basic	34,355,691	34,282,899	34,172,274	33,987,265	33,960,664	33,939,248
Weighted avg. common shares – diluted	34,765,424	34,606,567	34,431,054	34,206,202	34,527,479	34,523,076
Common shares outstanding	35,221,941	35,133,733	35,073,763	35,022,487	34,696,597	34,691,659

Investor information:
Closing sales price	$32.53	29.81	25.71	23.36	18.84	19.32
High closing sales price during quarter	$33.25	29.99	26.17	23.73	20.60	20.38
Low closing sales price during quarter	$29.67	26.56	21.68	19.29	18.05	18.88

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$70,194	105,817	123,181	120,569	132,485	130,277
Gross fees (10)	$1,842	2,470	3,346	3,158	3,269	3,193
Gross fees as a percentage of loans originated	2.62%	2.33%	2.72%	2.62%	2.47%	2.45%
Investment gains and losses on sales and impairments, net (17)	$-	(1,441)	(25)	-	1,988	(50)
Brokerage account assets, at quarter-end (11)	$1,560,349	1,445,461	1,387,172	1,333,676	1,242,379	1,244,100
Trust account managed assets, at quarter-end	$605,324	576,190	630,322	515,970	496,264	465,983
Balance of commercial loan participations sold to other
banks and serviced by Pinnacle, at quarter end	$52,703	50,797	45,585	42,721	39,668	40,662
Core deposits (12)	$4,100,037	3,903,000	3,771,425	3,638,402	3,674,662	3,480,410
Core deposits to total funding (12)	85.5%	84.3%	81.3%	86.8%	87.3%	86.1%
Risk-weighted assets	$4,785,028	4,568,667	4,531,730	4,388,341	4,239,384	4,033,407
Total assets per full-time equivalent employee	$7,408	7,305	7,335	7,038	6,900	6,715
Annualized revenues per full-time equivalent employee	$303.5	300.8	300.8	307.7	301.4	281.6
Number of employees (full-time equivalent)	751.0	738.0	732.5	720.5	730.5	725.5
Associate retention rate (13)	94.4%	93.9%	93.0%	91.2%	93.2%	93.4%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - November 2013	831.8	814.7	817.1	807.1	799.7	793.8
Knoxville MSA nonfarm employment - November 2013	341.1	337.7	337.9	337.4	333.5	332.6
Nashville MSA unemployment - October 2013	6.8%	6.8%	6.8%	6.2%	6.3%	6.6%
Knoxville MSA unemployment - October 2013	7.1%	7.1%	7.2%	6.5%	6.2%	6.4%
Nashville residential median home price - December 2013	$198.8	197.9	205.9	169.0	181.0	177.1
Nashville inventory of residential homes for sale - December 2013 (16)	4.0	10.2	10.5	9.9	9.1	11.0

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2013	2013	2013	2013	2013	2013

Tangible assets:
Total assets	$5,563,776	5,391,201	5,373,168	5,070,935	5,040,549	4,871,386
Less: Goodwill	(243,651)	(243,808)	(243,900)	(244,012)	(244,040)	(244,045)
Core deposit and other intangible assets	(3,841)	(4,087)	(4,334)	(4,582)	(5,103)	(5,787)
Net tangible assets	$5,316,284	5,143,306	5,124,934	4,822,342	4,791,406	4,621,554

Tangible equity:
Total stockholders' equity	$723,708	712,216	696,569	691,434	679,071	672,824
Less: Goodwill	(243,651)	(243,808)	(243,900)	(244,012)	(244,040)	(244,045)
Core deposit and other intangible assets	(3,841)	(4,087)	(4,334)	(4,582)	(5,103)	(5,787)
Net tangible common equity	$476,216	464,321	448,335	442,840	429,928	422,992

Ratio of tangible common equity to tangible assets	8.96%	9.03%	8.75%	9.18%	8.97%	9.15%

	For the three months ended
	December	September	June	March	December	September
	2013	2013	2013	2013	2013	2013

Net interest income	$44,969	44,573	43,599	42,758	42,243	40,932

Noninterest income	12,488	11,387	11,326	11,902	13,108	10,430
Less: Investments gains and losses on sales and impairments, net	-	1,441	25	-	(1,988)	50
Net noncredit related loan losses	-	-	771	-	-	-
Noninterest income excluding investment gains and losses on
sales and impairments, net, and noncredit related loan losses	12,488	12,828	12,122	11,902	11,120	10,480
Total revenues excluding investment gains and losses on sales
and impairments, net, and noncredit related loan losses	57,457	57,401	55,721	54,660	53,363	51,413

Noninterest expense	32,637	33,323	30,862	32,440	34,851	33,578
Other real estate expense	302	699	1,391	721	1,365	2,399
FHLB restructuring charges	-	-	-	877	2,092	-
Noninterest expense excluding the impact of other real estate
expense and FHLB restructuring charges	32,335	32,624	29,471	30,842	31,394	31,179

Adjusted pre-tax pre-provision income (15)	$25,122	24,777	26,250	23,818	21,969	20,233

Efficiency Ratio (4)	56.8%	59.5%	56.2%	59.4%	63.0%	65.4%

Total average assets	$5,388,371	5,313,003	5,210,600	4,992,018	4,964,521	4,860,394

Noninterest expense (excluding ORE expense and FHLB restructuring charges) to avg. assets (1)	2.38%	2.44%	2.24%	2.45%	2.51%	2.55%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net and non-credit related loan losses as well as other real estate owned expenses and FHLB restructuring charges.

16. Represents months supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains and losses on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.